Exhibit 10.4

FORM OF

EMPLOYMENT AGREEMENT

GENERAL MANAGER

     THIS EMPLOYMENT AGREEMENT (the “Agreement”), is made and entered as of      , 2003 by and between      , whose address is      ,       (“Employee”), and ASIAGO BREAD, LLC, a Delaware limited liability company, having its principal office at 6710 Clayton Road, Richmond Heights, Missouri 63117 (“Asiago”), with reference to the following facts:

     A.     Asiago is engaged in the business of, among other things, developing, owning and operating bakery-cafes utilizing an operating system and trademarks owned by its parent, Panera, LLC (“Panera”) or Panera’s affiliates.

     B.     Asiago is the manager (as such term is used in the Delaware Limited Liability Company Act) and a member of      , LLC, a Delaware limited liability company (the “Company”), which will develop, own and operate Panera bakery-cafes.

     C.     As the manager of the Company, Asiago will manage each bakery-cafe owned or to be owned by the Company.

     D.     Asiago desires to employ Employee as its general manager of the bakery-cafe located or to be located at       (the “Bakery-Cafe”), and Employee desires to serve as the general manager for the Bakery-Cafe, upon the terms and conditions stated herein.

     E.     Asiago and Employee also desire that Employee becomes a member of the Company and obtain an interest therein as described in the Operating Agreement for the Company (the “Operating Agreement”). Terms defined in the Operating Agreement have the same meaning herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, and of the promises, covenants, terms and conditions contained herein, the parties hereto agree as follows:

     1.     Membership Interest; Restriction on Transfer; and Purchase Options. Concurrent with the execution of this Agreement, Employee is executing the Operating Agreement, is being admitted as a Class C Member of the Company (as defined in the Operating Agreement) and is acquiring an interest in the Company (the “Membership Interest”), and receiving certain rights with respect to the Company’s profits, losses and distributions relating to the operation of and sale of the Bakery-Cafe. Employee hereby agrees to comply with and be bound by all provisions of the Operating Agreement applicable to Employee. Employee as Class C Member hereby covenants and agrees that he shall not sell, assign, convey, give, transfer, pledge, hypothecate or otherwise alienate, dispose of or encumber, voluntarily or by operation of law, his Class C Member’s Membership Interest, now owned or hereafter acquired, or any right, title or interest therein, during the Term of Employment (as defined in Section 2 herein) or during any period in which the purchase rights contained in Article VII of the Operating Agreement are in effect.

     2.     Employment and Term. Subject to earlier termination as provided for in Section 8 herein, Asiago hereby employs Employee, and Employee hereby accepts employment with Asiago, as its general manager of the Bakery-Cafe (the term of such employment is referred to herein as the “Term of Employment”). Such employment shall be on an “at-will” basis, meaning that either Employee or Asiago may terminate this Agreement at any time for Cause, as hereinafter described, no cause, for any reason whatsoever or for no reason, subject to the notice requirements, if any, set forth in Section 8.

     3.     Duties. As general manager of the Bakery-Cafe, Employee shall supervise the operations of the Bakery-Cafe and shall report to Asiago’s District Manager for the Bakery-Cafe or such other person as may be designated by Asiago. Employee shall use Employee’s best efforts, skill and knowledge to serve Asiago in a competent manner, shall supervise the operations of the Bakery-Cafe in accordance with the “Panera Bread” or “St. Louis Bread Co.” concept, and shall diligently and faithfully perform all other functions as may be assigned to Employee in such capacity by Asiago. Employee shall be required hereunder to devote one hundred percent (100%) of Employee’s full business time and effort to the business affairs of Asiago and the Bakery-Cafe.

     Employee shall: (i) devote his entire business time, attention, and energies to the business of Asiago and the operation of the Bakery-Cafe, (ii) faithfully and competently perform his duties hereunder, and (iii) not create a situation constituting Cause as defined in Section 8.

     4.     Compensation.

          4.1 During the Term of Employment, Employee shall be paid an annual salary of       Dollars ($     ), payable in equal biweekly installments. Employee acknowledges that       Dollars ($     ) of such salary constitutes the guaranteed portion of a share of Bakery-Cafe Net Profits.

          4.2 All payments hereunder shall be subject to the withholding requirements of governmental authorities and of the benefit plans provided to Employee.

     5.     Vacation. Subject to Section 4 herein, during each full year during the Term of Employment, Employee shall be entitled to vacation time in accordance with Asiago’s vacation policies in effect from time to time.

     6.     Fringe Benefits. Employee shall be entitled to receive life insurance, disability insurance, medical benefits and insurance and dental insurance benefits as are provided generally to employees of Asiago except that Employee shall not receive, and irrevocably waives any right to participate in, or receive benefits under, any stock option plans.

     7.     Expenses. Subject to approval by Asiago, Employee may incur reasonable expenses on behalf of and in furtherance of the business of Asiago and the Bakery-Cafe. Upon approval of such expenses, Asiago shall promptly pay, or reimburse Employee for the payment of, all such expenses upon presentation by Employee, from time to time, of appropriate receipts or vouchers for such expenses which are sufficient in form and substance to satisfy all federal tax requirements for the deductibility of such expenses by Asiago.

     8.     Termination. The Term of Employment shall terminate immediately upon the earlier to occur of the following:

          (a) The death of Employee; or,

          (b) Employee’ Disability during the Term of Employment. For purposes of this Agreement, the term “Disability” shall mean the inability of Employee, arising out of any medically determinable physical or mental impairment or for any other reason, to perform the services required of Employee hereunder on a consistent basis; or

          (c) At the election of Employee (other than where Cause shall be deemed to have occurred as described in Section 8 (e) herein) provided that, written notice shall have been given at least ninety (90) days prior to such election becoming effective; or

          (d) At the election of Asiago (other than where Cause shall be deemed to have occurred) provided, that, written notice shall have been given at least ninety (90) days prior to such election becoming effective; or

          (e) The existence of Cause. For purposes of this Agreement, the term “Cause” shall be defined as:

               (i) Any, dishonesty by Employee; conviction of a felony or other crime involving moral turpitude by Employee; willful misconduct by Employee; gross dereliction and/or gross neglect of duties by Employee; a material breach of the terms of this Agreement by Employee which continues uncured for fifteen (15) days after Asiago has given written notice to Employee specifying in reasonable detail the material breach; or conflict of interest by Employee; in each case determined in good faith by Asiago consistent with the examples set forth herein;

               (ii) Any violation of any covenant or restriction contained in Section 9 and Section 10 herein;

               (iii) Employee does not timely contribute capital when required under the Operating Agreement; or

               (iv) Employee transfers (as defined in the Operating Agreement) any or all of his interest in Company in violation of the Operating Agreement or Section 1 herein.

     For all purposes of this Agreement, termination for Cause shall be deemed to have occurred in the event of Employee’s resignation when, because of existing facts and circumstances, subsequent termination for Cause can be reasonably foreseen.

     Notwithstanding anything to the contrary contained herein, in the event of termination pursuant to Section 8 (c) or Section 8 (d) herein, Asiago may at any time relieve Employee of his responsibilities hereunder provided that Employee shall continue to receive his salary, other compensation and benefits through the date that the election described in such Section becomes effective.

     In the event of termination of this Agreement pursuant to this Section 8, Employee or Employee’s estate, as appropriate, shall be entitled to receive (in addition to any fringe benefits payable upon death in the case of Employee’s death) the base salary and other compensation provided for herein up to and including the effective date of termination, prorated on a daily basis, but shall not be entitled to receive any severance payments.

     9.     Non-Solicitation. During the Term of Employment and for a period of twenty four (24) months thereafter, Employee shall not offer employment to, or hire, any employee of Asiago, Panera or their affiliates or of a franchisee of Asiago’s or its affiliates, or otherwise solicit or induce any employee of any of them to terminate their employment, nor shall any Employee act as an officer, director, employee, partner, independent contractor, consultant, principal, agent, proprietor, owner or part owner, or in any other capacity, for any person or entity which solicits or otherwise induces any employee of Asiago, Panera or their affiliates, to terminate their employment with such entity.

     10.     Nondisclosure. Except in the performance of his duties hereunder, at no time during the Term of Employment or at any time thereafter, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose, or use, any secret or confidential material or information relating to any aspect of the business or operations of Panera, Asiago or the Bakery-Cafe, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes or know-how of Asiago, Panera or the Bakery-Cafe.

     11.     Reasonableness of Restrictions; Reformation; Enforcement. The parties hereto recognize and acknowledge that the geographical and time limitations contained in Section 9 and Section 10 herein are reasonable and properly required for the adequate protection of the interests of Asiago and its affiliates, including Panera. Employee acknowledges that Panera or Panera’s affiliates are the owners of the Bakery-Cafe trademarks and system and that Asiago and/or Panera will provide to Employee training in and confidential information concerning the system in reliance on the covenants contained in Section 9 and Section 10 herein. It is agreed by the parties herein that if any portion of the restrictions contained in Section 9 and Section 10 are held to be unreasonable, arbitrary, or against public policy, then the restrictions shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time and each radius mile or other portion of the restricted territory being deemed a separate geographical area, so that the longest period of time and largest geographical area shall remain effective so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is the longest time period and largest geographical area determined to be reasonable, nonarbitrary, and not against public policy may be enforced against Employee. If Employee shall violate any of the covenants contained herein and if any court action is instituted by Asiago or Panera to prevent or enjoin such violation, then the period of time during which the Employee’s business activities shall be restricted, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the Employee’s breach of the terms or covenants contained in this Agreement and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal.

     12.     Attorneys’ Fees. In the event it is necessary for Asiago, Panera or any of its affiliates to initiate legal proceedings to enforce, interpret or construe any of the covenants contained in Section 9 and Section 10 herein, the prevailing party in such proceedings shall be entitled to receive from the non-prevailing party, in addition to all other remedies, all costs, including reasonable attorneys’ fees, of such proceedings including appellate proceedings.

     13.     Specific Performance. Employee agrees that a breach of any of the covenants contained in Section 9 and Section 10 herein will cause irreparable injury to Asiago or its affiliates for which the remedy at law will be inadequate and would be difficult to ascertain and therefore, in the event of the breach or threatened breach of any such covenants, Asiago or its affiliates shall be entitled, in addition to any other rights and remedies it may have at law or in equity, to obtain an injunction to restrain Employee from any threatened or actual activities in violation of any such covenants. Employee hereby consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such covenants without the necessity of proof of actual damages, and in the event Asiago or its affiliates does apply for such an injunction, Employee shall not raise as a defense thereto that Asiago or its affiliates has an adequate remedy at law.

     13.     Assignability. This Agreement and the rights and duties created hereunder shall not be assignable or delegable by Employee. Asiago shall have the right, without Employee’s consent, to assign this Agreement and the rights and duties hereunder to any affiliate of Asiago, to any successor to Asiago’s interest in the Company, or to any successor to the Company’s interest in the Bakery-Cafe, and Employee shall be bound by such assignment.

     14.     Notices. All notices or other communications provided for herein to be given or sent to a party by the other party shall be deemed validly given or sent if in writing and mailed, postage prepaid, by certified United States mail, return receipt requested, addressed to the parties at their addresses hereinabove set forth. Any party may give notice to the other party at any time, by the method specified above, of a change in the address at which, or the person to whom, notice is to be addressed.

     15.     Severability. Each section, subsection, and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant, or provision hereof. Subject to Section 11, in the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

     16.     Effect of Termination. The termination of this Agreement, for whatever reason, shall not extinguish those obligations of Employee specified in Section 9 or Section 10 hereof, nor shall the same extinguish the right of any party to bring an action, either in law or in equity, for breach of this Agreement by any other party.

     17.     Waiver. The failure of a party to enforce any term, provision, or condition of this Agreement at any time or times shall not be deemed a waiver of that term, provision, or condition for the future, nor shall any specific waiver of a term, provision, or condition at one time be deemed a waiver of such term, provision, or condition for any future time or times.

     18.     Parties. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their legal representatives, and proper successors or assigns, as the case may be.

     19.     Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the state of Missouri without giving effect to the principles of comity or conflicts of laws thereof.

     20.     Jurisdiction. Each party hereto agrees to submit to the exclusive personal jurisdiction and venue of the state and federal courts in the state of Missouri, in the judicial circuit where Asiago has its principal office, for resolution of all disputes and causes of action arising out of this Agreement, and each party hereby waives all questions of personal jurisdiction and venue of such courts, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum.

     21.     Limitations on Legal Actions. Except with respect to the obligations specified in Section 9 and Section 10 herein, each party waives, to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other party and the right to recover consequential damages for any claim directly or indirectly arising from or relating to this Agreement. Furthermore, the parties agree that any legal action in connection with this Agreement shall be tried to the court sitting without a jury, and all parties hereto waive any right to have any action tried by jury.

     22.     Affiliate. Whenever used in this Agreement, the term “affiliate” shall mean, with respect to Asiago, all persons or entities (i) controlled by Asiago, (ii) which control Asiago, or (iii) which are under common control with Asiago.

     23.     Captions; Terms. The captions of this Agreement are for convenience only, and shall not be construed to limit, define, or modify the substantive terms hereof.

     24.     Entire Agreement; Counterparts. This Agreement and the agreements referred to herein constitute the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior offer letters, memoranda, correspondence, conversations, and agreements. This Agreement may be executed in several identical counterparts that together shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

EMPLOYEE:

[Name of Employee]

ASIAGO:

ASIAGO BREAD, LLC, a Delaware limited liability company

By: Its: